               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      NOEL GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                NOEL GROUP, INC.

                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021
                                  -------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1998
                                  -------------

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Noel Group, Inc. will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 on May 19, 1998, at 10:00 A.M. (local time) for the following purposes:

     1. To elect 6 directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     March 25, 1998, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A COPY OF THE ANNUAL REPORT FOR 1997 IS ENCLOSED HEREWITH.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly.

                                              By Order of the Board of Directors

                                              /s/ TODD K. WEST
                                              --------------------------------
                                              Todd K. West
                                              Secretary

Dated: New York, New York
       April 21, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE MEETING.
--------------------------------------------------------------------------------

                                NOEL GROUP, INC.
                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1998

                                  -------------

     This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Noel Group, Inc., a Delaware corporation ("Noel" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 19, 1998, at 10:00 A.M. (local time) at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed form of proxy were first mailed to shareholders on or about April 22, 1998. The principal executive office of Noel is located at 667 Madison Avenue, New York, New York 10021. The telephone number of Noel's principal executive office is
(212) 371-1400.

     A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominees for directors set forth below, and in accordance with his best judgment on any other matters which may properly be brought before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting.

     Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date or by attending the Meeting in person and requesting the return of the proxy, in each case at any time prior to the voting of the proxy. Presence at the Meeting does not in itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as they may deem appropriate. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock, par value $.10 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     The close of business on March 25, 1998 has been fixed as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 20,567,757 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued, outstanding and entitled to vote present in person or represented by proxy at the Meeting constitutes a quorum. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and
(ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. Directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote.

     To the best knowledge of Noel, none of the Company's directors, or nominees for election as directors, has any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to each person who, to the knowledge of the Board of Directors, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock:


                                              NUMBER OF SHARES            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER           OF COMMON STOCK              CLASS(1)
------------------------------------           ---------------            ----------
Fir Tree, Inc. et al
1211 Avenue of the Americas, 29th Floor
New York, New York 10036                          5,017,367(2)                 24.4%

Davidson Kempner Partners et al
888 Third Avenue
New York, New York 10022                          2,350,500(3)                 11.4%

Ariel Management Corp. et al
450 Park Avenue
New York, New York 10022                          1,492,536(4)                  7.3%

HBK Investments L.P. et al
777 Main Street, Suite 2750
Fort Worth, Texas 76102                           1,480,500(5)                  7.2%


--------------

(1) Based on 20,567,757 shares of Common Stock issued and outstanding on the Record Date.

(2) According to Amendment No. 8 to Schedule 13D, dated December 8, 1997, filed with the Securities and Exchange Commission (the "SEC") jointly by Fir Tree, Inc. d/b/a Fir Tree Partners ("Fir Tree") and Jeffrey Tannenbaum, the sole director, executive officer and shareholder of Fir Tree ("Mr. Tannenbaum"), Fir Tree has sole power to vote and dispose of 5,017,367 shares of Common Stock and does not have shared power to vote or dispose of any shares of Common Stock. The Amendment further states that the 5,017,367 shares beneficially owned by Fir Tree and Mr. Tannenbaum are for the accounts of (i) Fir Tree Value Fund, L.P., of which Mr. Tannenbaum is the general partner, (ii) Fir Tree Institutional Fund, L.P., of which Mr. Tannenbaum is a member of the general partner and (iii) Fir Tree Value Partners, of which Mr. Tannenbaum acts as an investment adviser.

(3) According to Amendment No. 2 to Schedule 13D, dated March 17, 1998, filed with the SEC jointly by Davidson Kempner Advisors Inc. ("DKA"), Davidson Kempner Endowment Partners ("Endowment"), Davidson Kempner Institutional Partners, L.P. ("DKIP"), Davidson Kempner International Advisors, L.L.C. ("DKIA"), Davidson Kempner International Ltd. ("DKI"), Davidson Kempner Partners ("DKP"), MHD Management Co. ("MHD"), M.H. Davidson & Co. ("MH"), Marvin H. Davidson ("Mr. Davidson"), Thomas L. Kempner, Jr. ("Mr. Kempner"), Stephen M. Dowicz ("Mr. Dowicz"), Scott E. Davidson ("Mr. S. Davidson") and Michael J. Leffell ("Mr. Leffell"), (i) DKP has sole power to vote and dispose of 407,400 shares of Common Stock and does not have shared power to vote or dispose of any shares of Common Stock, (ii)

     DKIP has sole power to vote and dispose of 698,600 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock,
     (iii) Endowment has sole power to vote and dispose of 220,100 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock, (iv) MHD has sole power to vote and dispose of 627,500 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock, (v) MH has sole power to vote and dispose of 25,900 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock, (vi) DKA has sole power to vote and dispose of 698,600 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock, (vii) DKI has sole power to vote and dispose of 68,200 shares of Common Stock and does not share power to vote or dispose of any shares of Common Stock, (viii) DKIA has sole power to vote and dispose of 68,200 shares of Common Stock and does not share power to vote or dispose any shares of Common Stock and (ix) each of Messrs. Davidson, Kempner, Dowicz, S. Davidson and Leffell share power to vote and dispose of 1,420,900 shares of Common Stock but none of such individuals has sole power to vote or dispose of any shares of Common Stock.

(4) According to the Schedule 13D, dated December 17, 1997, filed with the SEC jointly by Ariel Fund Limited ("Ariel Fund"), Ariel Management Corp., as investment advisor to Ariel Fund ("Ariel Management"), Gabriel Capital, L.P. ("Gabriel"), and J. Ezra Merkin, the general partner of Gabriel and the sole shareholder and president of Ariel Management ("Mr. Merkin"), (i) Gabriel shares power to vote and dispose of 602,985 shares of Common Stock but does not have sole power to vote and dispose of any shares of Common Stock, (ii) Ariel Fund has shared power to vote and dispose of 889,551 shares of Common Stock but does not have sole power to vote or dispose of any shares of Common Stock, (iii) Ariel Management has shared power to vote and dispose of 889,551 shares of Common Stock but does not have sole power to vote or dispose of any shares of Common Stock and (iv) Mr. Merkin has shared power to vote and dispose of 1,492,536 shares of Common Stock but does not have sole power to vote or dispose of any shares of Common Stock.

(5) According to the Schedule 13D, dated December 29, 1997, filed with the SEC jointly by HBK Investments L.P. ("HBK Investments"), HBK Main Street Investments L.P. ("HBK Main Street") and HBK Finance L.P. ("HBK Finance"),
     (i) HBK Investments has sole power to vote and dispose of 917,500 shares of Common Stock and shares power to vote and dispose of 563,000 shares of Common Stock, (ii) HBK Main Street shares power to vote and dispose of 40,050 shares of Common Stock and does not have sole power to vote or dispose of any shares of Common Stock and (iii) HBK Finance shares power to vote 522,950 shares of Common Stock and does not have sole power to vote or dispose of any shares of Common Stock.

     The following table sets forth, as of the Record Date, the number of shares of Common Stock owned of record or beneficially by each director of the Company, by each executive officer (and former executive officer) of the Company listed in the Summary Compensation Table, and by all such executive officers and directors of the Company as a group, which amount includes the number of shares which each such person may have the right to acquire within sixty days after such date upon exercise of stock options. The footnotes reflect the ownership by such persons of each class of equity securities of certain entities some or all of which may be deemed to be "subsidiaries" of Noel within the meaning of the federal securities laws.

NAME OF                                 NUMBER OF SHARES        PERCENT OF
BENEFICIAL OWNER                        OF COMMON STOCK          CLASS (1)
----------------                        ----------------        -----------
Karen Brenner                                     0(2)
Joseph S. DiMartino                           8,334(3)                *
Herbert M. Friedman                          22,334(4)                *
James K. Murray, Jr.                              0(5)                *
Samuel F. Pryor, III                          5,555(6)                *
Stanley R. Rawn, Jr.                        262,523(7)              1.3%
James A. Stern                               38,334(8)                *
Todd K. West                                  2,000(9)                *
All directors and executive
 officers as a group (8 persons)            339,080(10)             1.6%


----------

*    Less than 1%.

(1) Based on 20,567,757 shares of Common Stock issued and outstanding on the Record Date.

(2) Ms. Brenner is the beneficial owner of 306,600 shares (4.0%) of common stock of Carlyle Industries, Inc. ("Carlyle"), consisting of 50,000 shares held directly by Ms. Brenner and 256,600 shares issuable upon exercise of currently exercisable options, and 261,004 shares (4.1%) of common stock of Lincoln Snacks Company ("Lincoln Snacks"), consisting of 9,100 shares held directly and 251,904 shares issuable or transferable upon exercise of currently exercisable options, of such options 85,237 shares were granted by Lincoln Snacks and 166,667 shares were granted by Noel.

(3) Mr. DiMartino is also the beneficial owner of 29,571 shares (less than 1%) of Carlyle common stock, consisting of 893 shares held directly by Mr. DiMartino, options to purchase 8,200 shares issuable upon exercise of currently exercisable options and 20,478 shares held by Mr. DiMartino as trustee under two "rabbi" trusts established for the benefit of former executives of Carlyle (with Mr. DiMartino disclaiming beneficial ownership in such shares held by such trusts), and 196,023 shares (less than 1%) of Series B preferred stock of Carlyle consisting of shares held by Mr. DiMartino as trustee under two "rabbi" trusts (with respect to which shares Mr. DiMartino disclaims beneficial ownership).

(4) Mr. Friedman is also the beneficial owner of 877 shares (less than 1%) of Carlyle common stock and 8,000 shares (less than 1%) of Lincoln Snacks common stock.

(5) Mr. Murray is also the beneficial owner of 701 shares (less than 1%) of Carlyle common stock.

(6) Mr. Pryor is also the beneficial owner of 2,436 shares (less than 1%) of Carlyle common stock.

(7) Mr. Rawn is also the beneficial owner of 2,196 shares (less than 1%) of Carlyle common stock.

(8) Consists of 33,334 shares held directly by Mr. Stern, 5,000 shares held by Mr. Stern's wife as custodian for their children. Mr. Stern is also the beneficial owner of 6,724 shares (less than 1%) of Carlyle common stock consisting of 5,847 shares held directly and 877 shares held by Mr. Stern's wife as a custodian for their children.

(9) Consists of 2,000 shares held indirectly in Mr. West's 401(k) account. Mr. West is also the beneficial owner of 214 shares (less than 1%) of Carlyle common stock, 49,006 shares (less than 1%) of preferred stock of Carlyle, and 5,000 shares (less than 1%) of Lincoln Snacks common stock.

(10) The executive officers and directors as a group hold shares of capital stock (including certain shares as to which beneficial interest is disclaimed) of the following entities some or all of which may be deemed to be subsidiaries of Noel within the meaning of the federal securities laws:
     Lincoln Snacks: 274,004 shares (4.2%) of common stock, including 85,237 shares issuable upon exercise of currently exercisable options issued by Lincoln Snacks and 166,667 shares transferable upon exercise of currently exercisable options issued by Noel; Carlyle: 349,319 shares (4.6%) of common stock, including, 264,800 shares issuable upon exercise of currently exercisable options and 245,029 shares (1.2%) of Series B preferred stock.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the six individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of the Company. In the event that any of such nominees for election at the Meeting should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR election as directors to hold office until the next Annual Meeting of Shareholders Messrs. Rawn, DiMartino, Friedman, Murray, Pryor and Stern.

INFORMATION REGARDING DIRECTORS

     The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each director nominee of the Company (i) his name and age; (ii) his principal position with the Company; (iii) his principal occupation or employment, if different, and (iv) the month and year in which his service began as a director.


                                   PRESENT POSITION      PRINCIPAL OCCUPATION OR
NAME AND AGE                          WITH NOEL          EMPLOYMENT, IF DIFFERENT        DIRECTOR SINCE
------------                        ---------------      ------------------------        --------------
Stanley R. Rawn, Jr. (70)         Chief Executive                                           June 1990
                                  Officer;
                                  Director(1)

Joseph S. DiMartino (54)          Director(1)            Chairman of the Dreyfus Group      October 1990
                                                         of Mutual Funds

Herbert M. Friedman (66)          Director(1)(2)         Attorney                           April 1988

James K. Murray, Jr. (62)         Director(3)            Chairman of the Board and          February 1995
                                                         Chief Executive Officer,
                                                         HealthPlan Services Corporation

Samuel F. Pryor, III (69)         Director(1)(2)(3)      Partner, Davis Polk & Wardwell     October 1990


James A. Stern (47)               Director(3)            Chairman, The Cypress Group        October 1991
                                                         L.L.C.


-----------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Stock Option and Compensation Committee.


BIOGRAPHICAL INFORMATION OF DIRECTOR NOMINEES (WHICH NOMINEES INCLUDE CERTAIN EXECUTIVE OFFICERS)

     STANLEY R. RAWN, JR. became Chief Executive Officer of Noel effective March 20, 1995. Mr. Rawn served as a director of Noel and its predecessor company from 1969 until January 1987 and has served as a director of Noel since June 1990. From November 1985 until May 1992, Mr. Rawn was Chairman and Chief Executive Officer and a director of Adobe Resources Corporation, an oil and gas exploration and production company which merged into Santa Fe Energy Resources, Inc. in May 1992. Mr. Rawn is also a director of The Prospect Group, Inc. ("Prospect"), a company which prior to its adoption of a Plan of Complete Liquidation and Dissolution in 1990 and subsequent dissolution in 1997, conducted its major operations through subsidiaries acquired in leveraged buyout transactions. Mr. Rawn is a Senior Managing Director and director of Swiss Army Brands, Inc. ("Swiss Army Brands"), the exclusive United States and Canadian importer and distributor of Victorinox Original Swiss Army Officers' knives and professional cutlery, as well as the marketer of Swiss Army'r' Brand watches and other products, Chairman of the Executive Committee and a director of Career Blazers, Inc., a provider of diversified staffing services to a broad range of businesses in various industries ("Career Blazers"), and a trustee of the California Institute of Technology.

     JOSEPH S. DIMARTINO has served as a director of Noel since October 1990. Mr DiMartino served as Chairman of the Board of Noel from March 1995 until November 30, 1997. Mr. DiMartino serves as Chairman of the Dreyfus Group of mutual funds and served as President and Chief Operating Officer of The Dreyfus Corporation, an investment adviser and manager of the Dreyfus Group of mutual funds, from 1982 until December 31, 1994. Mr. DiMartino is also a director of Carlyle Industries, Inc., a distributor of a line of home sewing and craft products, principally buttons, Career Blazers, HealthPlan Services Corporation ("HealthPlan Services"), a leading managed healthcare services company, and Century Business Systems, Inc., a provider of various outsourcing functions for small and medium sized companies. Mr. DiMartino is also a director of numerous funds in the Dreyfus Group of mutual funds and a director of the National Muscular Dystrophy Association.

     HERBERT M. FRIEDMAN has served as a director of Noel since April 1988. Mr. Friedman is an attorney and from 1967 through April 1998 was a partner in the law firm of Zimet, Haines, Friedman & Kaplan. Prior to its dissolution in April 1998, Zimet, Haines, Friedman & Kaplan acted as counsel to the Company. Mr. Friedman also serves as a director of Swiss Army Brands, Prospect and Connectivity Technologies Inc. ("Connectivity"), a manufacturer and assembler of specialty wire and cable products.

     JAMES K. MURRAY, JR. has served as a director of Noel since February 1995. Mr. Murray has served as Chairman of the Board and Chief Executive Officer of HealthPlan Services since January 1998 and from October 1994 through January 1998, he served Chairman of the Board and as President of such company. He has also been a director of HealthPlan Services since October 1994. Mr. Murray co-founded the predecessor to HealthPlan Services in 1970 under the name Plan Services, Inc. Following the acquisition of the predecessor company by The Dun & Bradstreet Corporation ("D&B") in 1978, Mr. Murray served as President of the predecessor until April 1989, when he assumed the position of President of D&B Credit Services. Mr. Murray also held the position of Corporate Senior Vice President from March 1990 until his retirement from D&B in December 1993. Mr. Murray also served as President of Reuben H. Donnelley Corp., a publisher of telephone yellow pages, from March 1990 until August 1991 and as its Chairman from August 1991 until December 1993.

     SAMUEL F. PRYOR, III has served as a director of Noel since October 1990. Mr. Pryor has been a partner in the law firm of Davis Polk & Wardwell since 1961. Mr. Pryor is also a director of Prospect, a director of the Provident Loan Society, Chairman of the Board of the World Rehabilitation Fund, Vice Chairman of the Episcopal Church Pension Fund and Chairman of its investment committee, Chairman of the Westchester Land Trust and a commissioner of the Palisades Park Commission.

     JAMES A. STERN has served as a director of Noel since October 1991. Mr. Stern was a Managing Director of Lehman Brothers, a division of Lehman Brothers Inc., from 1982, and headed its Merchant Banking Group from June 1989, until May 1994, when he became Chairman of The Cypress Group L.L.C., a merchant banking firm. Mr. Stern is a director of K & F Industries Inc., a manufacturer of aircraft wheels and brakes, Lear Corporation, a leading provider of automotive interior systems, R. P. Scherer Corporation, a producer of gelatin capsules and advanced drug delivery systems, Cinemark U.S.A., Inc., a movie theater operator in the United States, and Amtrol, Inc., a manufacturer of flow control products.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held three meetings during 1997. All current directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members.

     The Executive Committee, the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee") are the only standing committees of the Board. There is no formal nominating committee; the full Board of Directors or the Executive Committee performs this function.

     The Executive Committee, which is currently composed of Joseph S. DiMartino, Herbert M. Friedman, Samuel F. Pryor, III and Stanley R. Rawn, has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the Delaware General Corporation Law. The Executive Committee held two meetings during 1997.

     The Audit Committee, which is currently composed of Herbert M. Friedman and Samuel F. Pryor, III, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee met once during 1997.

     The Compensation Committee, which is currently composed of James K. Murray, Jr., its Chairman, James A. Stern and Samuel F. Pryor, III, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Company's Non-Employee Directors' Stock Option Plan), the compensation of officers, directors, employees and other persons performing substantial services for the Company, and the approval of transactions between the Company and any substantial shareholder, officer, director or affiliate thereof. The Compensation Committee met four times in 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons with respect to whether any reports on Form 5 were required, the Company believes that during the year ended December 31, 1997, all of the Reporting Persons complied with their Section 16(a) filing requirements with respect to their ownership of the Common Stock.

DIRECTORS' FEES

     Each non-employee director receives an annual fee of $5,000 for serving as a director of the Company and additional fees of $1,000 for each meeting of the Board attended by any such director and $500 for each meeting of a committee of the Board attended by such director. Directors of Noel are also reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses, and are eligible to participate in Noel's 1988 Stock Option Plan and Noel's 1995 Stock Option Plan. Non-employee directors are eligible to participate in Noel's Non-Employee Directors' Stock Option Plan. The Company does not anticipate granting any additional options under such plans. In addition, all directors are entitled to participate in Noel's matching gift program which matches charitable contributions of up to $10,000 per annum.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation awarded or paid to, or earned by, during each of the last three fiscal years,
(i) the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997 ("Fiscal 1997"), (ii) the Company's sole officer (other than the Chief Executive Officer) who was serving as an officer at the end of Fiscal 1997 and whose total salary and bonus during Fiscal 1997 exceeded $100,000 and (iii) two other former officers of the Company whose compensation would have been disclosed herein had they been officers of the Company at the end of Fiscal 1997 (collectively, the "Named Officers"). The footnotes reflect options granted to, and directors' fees received by, the Named Officers from certain entities some or all of which may be deemed to be "subsidiaries" of Noel within the meaning of the federal securities laws.

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                               -------------
                                        ANNUAL COMPENSATION                       AWARDS
                                ---------------------------------------------     ------
                                                                                 SECURITIES
NAME AND PRINCIPAL                                            OTHER ANNUAL       UNDERLYING         ALL OTHER
     POSITION           YEAR    SALARY ($)      BONUS ($)   COMPENSATION($)(1)  OPTIONS/SARs(#)  COMPENSATION($)
----------------------- -----   ----------     ----------   ------------------  ---------------  ---------------
Stanley R. Rawn, Jr.   1997      12,300(2)          -0-             -0-             -0-(3)          374,200(4)
  Chief Executive      1996      13,000(2)          -0-             -0-             -0-                 -0-
  Officer              1995           1(5)          -0-             -0-         320,000(6)              -0-

Joseph S. DiMartino    1997     750,000(7)      450,000           8,628(8)          -0-(3)        2,389,492(9)
  Former Chairman      1996     750,000(7)      250,000(10)       8,270(8)          -0-(11)          93,849(12)
  of the Board         1995     656,250(13)         -0-           2,575(8)      800,000(14)          92,763

Todd K. West           1997     147,250         120,000           4,070(8)          -0-(3)          128,033(15)
  Vice President-      1996     117,000         120,000           3,890(8)          -0-               4,750(16)
  Finance              1995     117,000          90,000           3,711(8)          -0-               4,620

Karen Brenner          1997     666,667(17)     155,814(18)       4,430(8)          -0-(19)           2,314(20)
  Former Managing      1996     563,440(21)     550,000(22)       4,233(8)          -0-(23)          77,018(24)
  Director             1995     350,000         250,000           4,039(8)          -0-(25)          76,587

-----------

(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits for each of the Named Officers was less than established reporting thresholds.

(2) Consists of salary paid to Mr. Rawn pursuant to his employment arrangement with Noel which is currently at will.

(3) See "Certain Transactions - Surrender of Options and Warrants" for certain information relating to the surrender of certain options and/or warrants held by the Named Officer.

(4) Consists of a tax gross-up payment made by Noel on behalf of the Named Officer on the surrender of the Rawn Warrant (as defined below). See "Certain Transactions."

(5) Consists of $1 paid to Mr. Rawn pursuant to his employment agreement with Noel which agreement expired in March 1996.

(6) Consists of a warrant to purchase 320,000 shares of Common Stock granted on March 9, 1995 (the "Rawn Warrant"). The warrant was granted to Mr. Rawn to induce Mr. Rawn to enter into an employment agreement with Noel.

(7) Consists of salary paid to Mr. DiMartino by Noel pursuant to Mr. DiMartino's employment arrangement with Noel which terminated in November 1997.

(8) Consists of the premium for supplemental long-term disability insurance reported as compensation income for the Named Officer.

(9) Consists of (i) a $750,000 severance payment made to Mr. DiMartino in connection with the termination of Mr. DiMartino's employment with the Company in November 1997, (ii) the amount of the benefit to Mr. DiMartino of the payment by the Company of a life insurance premium with respect to split dollar life insurance calculated in accordance with SEC guidelines,
     (iii) premiums for term life insurance reported as compensation income for Mr. DiMartino and (iv) $1,635,196 as a tax gross-up payment made by Noel on behalf of the Named Officer on the surrender of the DiMartino Warrant (as defined below). See "Certain Transactions." Does not include director's fees paid to Mr. DiMartino by certain subsidiaries and former subsidiaries of the Company.

(10) Consists of a payment made to Mr. DiMartino on February 15, 1996 as an inducement to Mr. DiMartino to remain as an employee of Noel.

(11) In 1996, Carlyle granted Mr. DiMartino options to purchase 1,000 shares of Carlyle common stock.

(12) Consists of the amount of the benefit to Mr. DiMartino of the payment by the Company of a life insurance premium with respect to split dollar life insurance, calculated in accordance with the SEC guidelines. Does not include director's fees of an aggregate of $36,916 paid in 1996 to Mr. DiMartino by HealthPlan Services, a former subsidiary of Noel ($10,500), and Carlyle ($26,416) with respect to service by Mr. DiMartino on the board of directors of such entities and certain committees thereof.

(13) Consists of salary paid to Mr. DiMartino pursuant to his employment agreement dated February 15, 1995, which agreement expired in February 1996, pursuant to which Mr. DiMartino was paid a salary at the rate of $750,000 per annum.

(14) Consists of a warrant granted by Noel on January 4, 1995 to purchase 800,000 shares of Common Stock (the "DiMartino Warrant"). In addition, on April 18, 1995, Carlyle granted Mr. DiMartino an option to purchase 5,000 shares of common stock of Carlyle. On June 20, 1995, Carlyle granted Mr. DiMartino an option to purchase 6,000 shares of common stock of Carlyle. On May 18, 1995, HealthPlan Services granted Mr. DiMartino an option to purchase 12,000 shares of common stock of HealthPlan Services. On May 31, 1995, Simmons Outdoor Corporation ("Simmons") (then a subsidiary) granted Mr. DiMartino an option to purchase 15,000 shares of common stock of Simmons. On June 1, 1995, Career Blazers (formerly known as Staffing Resources, Inc.), a company which at that time was a subsidiary of Noel, granted Mr. DiMartino an option to purchase 10,000 shares of its common stock.

(15) Consists of (i) premiums for term life insurance reported as compensation income for Mr. West and (ii) $127,340 as a tax gross-up payment made by Noel on behalf of the Named Officer on the surrender of options to purchase Noel common stock. See "Certain Transactions."

(16) Consists of amounts contributed by the Company to Mr. West's account in the Company's 401(k) Plan.

(17) Consists of $350,000 in salary paid to Ms. Brenner by Noel, $66,667 in salary paid to Ms. Brenner by Lincoln Snacks and $250,000 in salary paid to Ms. Brenner by Carlyle.

(18) Consists of a bonus of $155,814 paid to Ms. Brenner by Carlyle.

(19) In 1997, Carlyle granted Ms. Brenner options to purchase 150,000 shares of common stock and Lincoln Snacks granted Ms. Brenner options to purchase 150,000 shares of common stock.

(20) Consists of (i) the amount of the benefit to Ms. Brenner of the payment by the Company of a life insurance premium with respect to split dollar life insurance calculated in accordance with SEC guidelines and (ii) premiums for term life insurance reported as compensation income for Ms. Brenner.

(21) Consists of (i) $350,000 paid to Ms. Brenner by Noel pursuant to her employment agreement, (ii) $188,440 paid to Ms. Brenner by Carlyle pursuant to her consulting agreement with Carlyle pursuant to which Ms. Brenner is paid at the annual rate of $250,000 per annum and (iii) $25,000 paid by Lincoln Snacks to Ms. Brenner pursuant to her employment arrangement.

(22) Consists of (i) a bonus of $400,000 awarded to Ms. Brenner by Noel in January 1997 with respect to services rendered by her during 1996; and (ii) a bonus of $150,000 awarded to Ms. Brenner by Carlyle with respect to services rendered to Carlyle during 1996.

(23) In 1996, Carlyle granted Ms. Brenner options to purchase 211,000 shares of common stock. In 1996, Lincoln Snacks granted Ms. Brenner options to purchase 150,000 shares of common stock.

(24) Consists of the (i) $4,750 contributed by Noel to Ms. Brenner's account in the Company's 401(k) Plan plus (ii) $72,268, the amount of the benefit to Ms. Brenner of the payment by the Company of a life insurance premium with respect to split dollar life insurance, calculated in accordance with the SEC guidelines. Does not include director's fees of $21,083 paid by Carlyle with respect to service by Mr. Brenner on the board of directors thereof.

(25) On May 31, 1995, Simmons granted Ms. Brenner an option to purchase 2,500 shares of common stock. On November 14, 1995, Lincoln Snacks granted Ms. Brenner an option to purchase 5,000 shares of common stock.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

     Karen Brenner, a former Managing Director of Noel, is party to an employment agreement with Noel dated March 1, 1996, the term of which expired on March 1, 1998. This agreement replaced the agreement with Noel dated March 22, 1995 (except with respect to the vesting provisions of a certain option which provisions remain in full force and effect). Noel has agreed to pay to Ms. Brenner an amount equal to twelve months' base pay at her then current rate, payable in equal installments over the twelve months following the expiration of the term and, to the extent practicable, Ms. Brenner will continue to receive, during such twelve month period, the same benefits that would have been available to her had she remained a Noel employee during that time. To the extent that such benefits, including medical insurance and 401(k) contributions are not available to her, Noel has agreed to provide Ms. Brenner with the cash equivalent or funds which, as nearly as may be practicable and reasonable, will enable her to obtain reasonably equivalent benefits.

     On June 20, 1994, in connection with Ms. Brenner assuming the duties of Chairman and Chief Executive Officer of Lincoln Snacks, Noel granted Ms. Brenner an option to purchase 200,000 shares of Lincoln Snacks common stock at a price of $1.50 per share. The option to purchase 100,000 of such shares vested and was exercisable immediately upon grant; the option to purchase the additional 100,000 shares vested rateably over the six month period following the date of grant, and will be exercisable at the earlier to occur of (a) the eighth anniversary of the date of grant provided Ms. Brenner has continued to serve as Chief Executive Officer of Lincoln Snacks continuously throughout such period, or (b) one-third from and after the date the stock price reaches $3.00, an additional one-third from and after the date the stock price reaches $4.00, and the final one-third from and after the date the stock price reaches $5.00. Options to purchase 166,667 of such shares are currently exercisable. The foregoing options terminate on the earlier to occur of (i) the fourth anniversary of the date Ms. Brenner ceases to serve as Chief Executive Officer of Lincoln Snacks, and (ii) ten years after the date of grant. The shares purchasable by Ms. Brenner pursuant to the foregoing options have been registered under the Securities Act of 1933, as amended, permitting the resale of such shares to the public following exercise of such options by Ms. Brenner.

OPTION/SAR GRANTS DURING 1997

     No individual grants of options and warrants were made by the Company during Fiscal 1997 to any of the Named Officers.

OPTION EXERCISES DURING 1997 AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options and warrants exercised by the Named Officers during 1997 and the number and value of unexercised options and warrants held by the Named Officers at year-end. Noel has not issued and therefore does not have any outstanding stock appreciation rights. For certain information relating to the surrender to the Company of certain outstanding options and warrants, see "Certain Transactions."

                                                                                                    VALUE OF UNEXERCISED
                                                                        NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS, WARRANTS/SARs AT     OPTIONS, WARRANTS/SARs
                                                                         FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)
                                                                     ---------------------------    -------------------------
                            Shares Acquired            Value
NAME                         on Exercise (#)       Realized ($)     Exercisable   Unexercisable   Exercisable     Unexercisable
----                        ----------------       ------------     -----------   -------------   -----------     -------------
Stanley R. Rawn, Jr.               8,334             $31,560(1)         -0-           -0-             -0-             -0-

Joseph S. DiMartino                8,334             $31,560(2)         -0-           -0-             -0-             -0-

Todd K. West                         -0-                 -0-(3)         -0-           -0-             -0-             -0-

Karen Brenner                    233,334(4)         $723,569(5)         -0-           -0-             -0-             -0-


---------------

(1) Does not include (i) the value of the Rawn Warrant paid to Mr. Rawn upon the surrender of the Rawn Warrant (see "Certain Transactions"), or (ii) the tax gross-up payment included in the Summary Compensation Table.

(2) Does not include (i) the value of the DiMartino Warrant paid to Mr. DiMartino upon the surrender of the DiMartino Warrant (see "Certain Transactions"), or (ii) the value of the tax gross-up payment included in the Summary Compensation Table.

(3) Does not include (i) amounts paid to Mr. West upon the surrender of certain options held by Mr. West (see "Certain Transactions"), or (ii) the value of the tax gross-up payment included in the Summary Compensation Table.

(4) Consists of 233,334 shares of Noel Common Stock underlying options granted to Ms. Brenner in her capacity as an employee of Noel. In addition to the shares of Noel Common Stock received upon exercise, Ms. Brenner received in accordance with the anti-dilution provision in her options $4.456 per share, which amount represents the value of certain shares of other issuers in the Company's portfolio that were distributed by the Company to its stockholders during the term of the option.

(5) Represents the sum of (x) the cash received upon the exercise of the options and (y) the value of the shares of Noel Common Stock received upon such exercise, minus the aggregate exercise price of such options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executives are generally made by the three-member Compensation Committee which is currently comprised of James K. Murray, Jr., Samuel F. Pryor, III and James A. Stern. Each member of the Compensation Committee is a non-employee director.

     Pursuant to rules adopted by the SEC, set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 1997 as they affected the Company's executive officers generally and, in particular, as they affected Stanley R. Rawn, Jr. who serves as Chief Executive Officer.

COMPENSATION POLICIES REGARDING EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation adequate to retain qualified executives to implement the Company's Plan of Complete Liquidation and Dissolution (the "Plan"), to recognize individual contributions to the successful implementation of the Plan, and to align management's and shareholders' interests in the implementation of the Plan. Compensation paid to the Company's executive officers for 1997 consisted primarily of base annual salary and bonus. In view of the adoption of the Plan by the Board of Directors on May 21, 1996, long-term incentives to executive officers to enable them to share in the future growth of the Company's business were no longer appropriate. Accordingly, no options or warrants were granted to any of the Company's executive officers during 1997. In addition, the Company sponsors a 401(k) Plan and a Supplemental Executive Retirement Plan ("SERP") to assist in retaining qualified executives during the implementation of the Plan. In view of the adoption of the Plan, the Company does not anticipate making any further awards under the SERP.

     The Compensation Committee believes that the functions performed by the Company's executive officers are comparable to those performed by high ranking executives of financial organizations such as investment banking firms, investment partnerships, banks (specifically bank executives concentrating on investment activities) and similar organizations. The Compensation Committee also believes that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive compensation structures. Hence, in determining the compensation payable to the Company's executive officers, the Compensation Committee considers on an informal basis the prevailing levels of compensation paid by such financial organizations, as well as the individual contributions to the Company which each of the executives has made and would be expected to make in the implementation of the Plan, and such other factors as the Committee may deem relevant at the time of making such determinations.

     Base salaries for the Company's executive officers in 1997 were determined by the Compensation Committee. In setting such base salaries, the Compensation Committee considered the factors set forth in the immediately preceding paragraph.

     The Compensation Committee's determination of annual bonuses is based both on the level of compensation paid by such competing financial institutions, as well as the Compensation Committee's informal evaluation of subjective criteria of individual performance and results of creating value for shareholders. Such subjective performance criteria encompass evaluation of each executive officer's overall contribution to achievement of the Company's business objectives, the executive officer's managerial ability, and the executive officer's performance in any special projects that the officer may have undertaken. The Compensation Committee evaluated performance under these subjective criteria and determined the amount of certain executive officers' 1997 annual bonuses after informal discussions with other members of the Board of Directors. In the case of the executive officers who were awarded bonuses with respect to 1997, the Compensation Committee considered primarily the part played by such executive officers in the accomplishments of the Company in 1997, including entities in which Noel holds substantial interests.

     The Company's 401(k) Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Company, subject to such legal limitations. Except to the extent that participants elect to invest their individual accounts in Noel's Common Stock, benefits under the 401(k) Plan are not tied to Company performance.

1997 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     SEC regulations require that the Compensation Committee disclose the Compensation Committee's bases for compensation reported for Mr. Rawn in 1997 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

     The Company's employment arrangement with Mr. Rawn provides for no salary (other than the amount which Mr. Rawn would have been entitled to receive as a non-employee director but for the fact that he is an employee) and does not provide for any annual bonus. Mr. Rawn refused to accept any such compensation in view of the award of the warrant to purchase 320,000 shares of Common Stock granted to him on March 9, 1995. Accordingly, the only cash paid to Mr. Rawn was $12,300 and certain payments made in connection with the surrender of the Rawn Warrant. See "Summary Compensation Table" and "Certain Transactions." Hence there is no direct relationship between the amount of such compensation and measurable objective criteria of the Company's performance in 1997.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

James K. Murray, Jr.            Samuel F. Pryor, III              James A. Stern

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1997 were Messrs. James K. Murray, Jr., Samuel F. Pryor, III and James A. Stern. Mr. Murray is Chairman of the Board, Chief Executive Officer and a director of HealthPlan Services. Except for Mr. Murray, none of these individuals was an officer or employee of the Company (or any entity which may be deemed to be a subsidiary of Noel under the federal securities laws) during their term of service on the Compensation Committee. Mr. Murray is a director of Noel and the Chairman of Noel's Compensation Committee.

     During 1997, no executive officer of Noel served as a director or member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Noel or on Noel's Compensation Committee, except that Samuel F. Pryor, IV, a former Managing Director of Noel, is a director and a member of the Compensation Committee of HealthPlan Services, and Joseph S. DiMartino, the former Chairman of Noel, is a director of HealthPlan Services.

     Davis Polk & Wardwell, a law firm of which Samuel F. Pryor, III is a partner, provides legal services, from time to time, to the Company.

STOCK PERFORMANCE CHART

     The line graph set forth below compares the cumulative total shareholder return (change in stock price plus reinvested dividends) on Noel Common Stock for 1993, 1994, 1995, 1996 and 1997 (from January 1, 1993 through December 31,
1997) with the cumulative total return on the Russell 2000 Index and the Standard & Poor's Manufacturing-Diversified Index over the same period. The comparison assumes $100 was invested on January 1, 1993 in Noel Common Stock and in each of the foregoing indices and that all dividends paid by companies included in each index were reinvested. In the case of dividends in kind, which represent all of the distributions made by Noel to its shareholders, the methodology required by the SEC assumes that on the applicable "ex-dividend date" the value of the securities distributed (valued as of the date of distribution) is reinvested in shares of Noel Common Stock. Because Noel measures the success of its business strategy by reference to the aggregate value of Noel Common Stock plus the value of securities distributed in respect of Noel Common Stock, the following line graph includes an additional line ("Noel Common Stock-Augmented") which calculates value at December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, by adding the value of Noel Common Stock on such date to the value on such date of the securities distributed in respect thereof.


                        12/31/92    12/31/93      12/31/94     12/31/95      12/31/96     12/31/97

Noel
Common                    100           128          86           114            122         131
Stock

Noel
Common Stock-             100           127         122           128            133         146
Augmented

Russell 2000              100           119         117           150            175         217

S&P Manufacturing-        100           121         126           177            244         290
Diversified


                              CERTAIN TRANSACTIONS

     Noel has entered into a number of transactions with certain persons who, at the time of such transactions, might have been deemed control persons or affiliates of Noel. The terms of the transactions set forth are believed by Noel to be comparable to terms that would have been negotiated with nonaffiliated parties. Although Noel may in the future, in connection with the implementation of its Plan, engage in transactions involving asset sales or securities exchanges involving entities owned by Noel or Noel's affiliates to other affiliates, any such transactions are expected to be on terms comparable to transactions with third parties and based on fair values as determined by independent and disinterested members of Noel's Board of Directors.

TRANSACTIONS WITH MANAGEMENT

     Bennett Consulting Agreement
     ----------------------------

     Pursuant to an agreement (the "Bennett Consulting Agreement") dated March 9, 1995 between the Company and William L. Bennett, a former director and Chairman and Chief Executive Officer of the Company who ceased to be a director of Noel as of the Annual Meeting of Stockholders of Noel held in May 1997 ("Mr. Bennett"), in the event that the value, as determined in good faith by the Noel Board, of the Company's investment in HealthPlan Services on January 1, 1997 (including any amounts realized on any disposition of any part of that investment) increased by more than $75 million, Mr. Bennett was to be retained as a consultant to the Company commencing January 1, 1998 and ending December 31, 2001 and be paid an annual consulting fee during such period equal to $225,000. The Noel Board determined that the foregoing condition was satisfied, and Mr. Bennett was retained as a consultant to the Company pursuant to the Bennett Consulting Agreement.

     In view of the approval of the Plan and the liquidation and future dissolution of the Company pursuant thereto, Noel entered into a Settlement and Release Agreement with Mr. Bennett in December 1997 pursuant to which the Company (i) paid to Mr. Bennett $818,750 in full settlement of all its obligations under the Bennett Consulting Agreement, (ii) assigned to Mr. Bennett all of its right, title and interest in and to an insurance policy on the life of Mr. Bennett with a cash surrender value of $375,022 in full settlement of all of Noel's obligations to Mr. Bennett under Noel's Supplemental Executive Retirement Plan (the "SERP"), and (iii) paid to Mr. Bennett $306,836 (the "Gross Up") to reimburse Mr. Bennett for his out of pocket costs to pay the taxes on the receipt of the life insurance policy noted above plus the Gross Up; however, an amount equal to the Gross Up was withheld by the Company as required tax withholding. This agreement also provided that each of Noel and Mr. Bennett released the other from, among other things, any and all claims and causes of action of any kind or nature, whether contingent or fixed, whether known or unknown, whether liquidated or unliquidated, whether asserted or unasserted, that either may have had against the other arising, directly or indirectly, from Mr. Bennett's employment or consulting relationship with Noel or the SERP.

         Surrender of Options and Warrants
         ---------------------------------

         During 1997 certain directors and executive officers of the Company held options and/or warrants (collectively, the "Options") to purchase shares of the Company's common stock granted from time to time by the Company, which options and warrants contained certain anti-dilution provisions. Prior to the adoption of the Company's Plan of Complete Liquidation and Dissolution, with respect to property distributed by the Company to its stockholders, the Company maintained a policy of reserving for holders of outstanding options and warrants property in an amount sufficient so that upon the exercise of such options and warrants the holders thereof would receive their pro-rata share of such property had such options and warrants been exercised immediately prior to such distribution. This policy was later changed to a right to receive cash of an equivalent value to such property, with an appropriate reserve being maintained by the Company.

     The Company made a pro-rata liquidating distribution on April 25, 1997 to holders of its common stock of shares of common stock of HealthPlan Services held in its portfolio (the "HealthPlan Distribution"). To prevent the HealthPlan Distribution from diminishing the value of the Options, in May 1997 the Compensation Committee of the Noel Board of Directors implemented the anti-dilution provisions of the Options by permitting the holders of outstanding options and warrants to elect to receive upon the exercise thereof the number of shares of common stock of HealthPlan Services that they would have received had they exercised immediately prior to the record date for the HealthPlan Distribution. All holders of Options were notified of the Compensation Committee's action and advised that, in light of the Company's ongoing liquidation process, the Compensation Committee did not intend to make any further adjustments to the Options for future liquidating distributions.

     As the Compensation Committee determined not to make any further adjustment to the Options, after weighing the interests of the Company's stockholders at large and the situation of the holders of Options, the committee determined that, in lieu of the exercise thereof, certain alternatives would be made available to current employees holding Options issued to them in that capacity and former employees holding 20,000 or more Options and issued to them in that capacity. Upon the surrender of such Options (and in complete cancellation thereof), such employees would be entitled to receive, on the basis of the net value of the Options held (after deducting the aggregate net exercise price from the gross value): (i) cash, (ii) shares of Noel Common Stock, (iii) shares of common stock of HealthPlan Services, or (iv) any combination of the foregoing. In addition, holders of Options who were employees of the Company and elected to receive cash or shares of common stock of HealthPlan Services would also be entitled to receive a cash payment for a portion of their federal, state and local income taxes liabilities.

     In 1997, the following employees and former employees made the following elections with respect to Options held by each of them. All values represent the net value of the Options held (after deducting the aggregate net exercise price thereof from the gross value): with respect to the Rawn Warrant, Mr. Rawn elected to receive $659,501 in cash (with a tax gross-up payment made by Noel of $374,200); with respect to the DiMartino Warrant, Mr. DiMartino elected to receive $1,074,377 in cash, which amount represents one half of the net value of the DiMartino Warrant, and the other half in 56,185 shares of common stock of HealthPlan Services (with an aggregate tax gross-up payment made by Noel of $1,635,196); with respect to options to purchase 30,000 shares of Noel Common Stock, Mr. West elected to receive the net value of such portion in 5,931 shares of common stock of HealthPlan Services, and, with respect to options to purchase 20,000 shares of Noel Common Stock, Mr. West elected to receive $75,739 in cash (with an aggregate tax gross-up payment made by Noel of $127,340); with respect options to purchase 333,334 shares of Noel Common Stock, Mr. Samuel F. Pryor, IV, a former Managing Director of the Company, elected to receive $1,127,216 in cash (with a tax gross-up payment made by Noel of $758,076); with respect options to purchase 233,334 shares of Noel Common Stock, Mr. Donald T. Pascal, a former Managing Director of the Company, elected to receive $883,622 in cash (with a tax gross-up payment made by Noel of $501,366).

OTHER TRANSACTIONS

     In 1997, Noel paid an aggregate of approximately $460,000, and certain entities which may be deemed to be subsidiaries of Noel under the federal securities laws paid an aggregate of approximately $36,000, for legal services rendered to them by the law firm of Zimet, Haines, Friedman & Kaplan, of which Herbert M. Friedman, prior to such firm's dissolution in April 1998, was a partner. The Company may retain Mr. Friedman in an executive capacity as its general counsel. Davis Polk & Wardwell, of which Samuel F. Pryor, III is a partner, also provides legal services, from time to time, to Noel.

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

                                    AUDITORS

     Arthur Andersen LLP, independent public accountants, were selected to audit the financial statements of the Company for the year ending December 31, 1997. The Company's policy is to select the independent public accountants to audit the current year's financial statements at the end of the current year. Accordingly, no independent public accountants have been selected to audit the financial statements of the Company for the year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1998, must be received by the Company at 667 Madison Avenue, New York, New York 10021 by December 24, 1998, to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders on request and may be obtained by writing to: Noel Group, Inc., 667 Madison Avenue, New York, New York 10021,
Attention: Mr. Todd K. West, Secretary.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters other than those set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             TODD K. WEST
                                             Secretary

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                                                                      APPENDIX A

                                     [FRONT]

                                NOEL GROUP, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 1998

     The undersigned shareholder of NOEL GROUP, INC., a Delaware corporation (the "Company"), hereby appoints Stanley R. Rawn, Jr. and Todd K. West, or any of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on May 19, 1998 at 10:00 a.m. (local time) or any adjournment thereof, in accordance with the following instructions:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                     [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" nominees in Proposal No. 1.

1. PROPOSAL NO. 1 - ELECTION OF DIRECTORS

    Nominees:     Joseph S. DiMartino, Herbert M. Friedman,
                  James K. Murray, Jr., Samuel F. Pryor, III,
                  Stanley R. Rawn, Jr., James A. Stern

    [ ]  FOR all nominees                    [ ]   WITHHOLD
         (except as marked to                      AUTHORITY
         the contrary)                             to vote for
                                                   all nominees

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

[ ] _______________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as name appears hereon.

    Dated: ____________________________________________, 1998

           ____________________________________________
                          Signature

           ____________________________________________
                  Signature if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING ENCLOSED ENVELOPE.



                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as.................   'r'